(d)(3)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA VARIABLE PORTFOLIOS, INC.

OPERATING EXPENSE LIMITS

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)

	Adviser Class	Class I	Class R6	Class S	Class S2	Class T

Voya Global Value Advantage Portfolio Term Expires May 1, 2017	1.34%	0.84%	N/A	1.09%	1.24%	1.44%

Voya Hang Seng Index Portfolio Initial Term Expires May 1, 2015	1.25%	0.75%	N/A	1.00%	N/A	N/A

Voya Index Plus LargeCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.05%	0.55%	N/A	0.80%	0.95%	N/A

Voya Index Plus MidCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.10%	0.60%	N/A	0.85%	1.00%	N/A

Voya Index Plus SmallCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.10%	0.60%	N/A	0.85%	1.00%	N/A

Voya International Index Portfolio Term Expires May 1, 2015	1.00%	0.50%	N/A	0.75%	0.90%	N/A

Voya Russell™ Large Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.87%	0.37%	N/A	0.62%	0.77%	N/A

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)

	Adviser Class	Class I	Class R6	Class S	Class S2	Class T

Voya Russell™ Mid Cap Growth Index Portfolio Initial Term Expires May 1, 2015	N/A	0.43%	N/A	0.68%	0.83%	N/A

Voya Russell™ Mid Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.93%	0.43%	N/A	0.68%	0.83%	N/A

Voya Russell™ Small Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.95%	0.45%	N/A	0.70%	0.85%	N/A

Voya Small Company Portfolio Term Expires May 1, 2011	1.45%	0.95%	0.95%	1.20%	N/A	N/A

Voya U.S. Bond Index Portfolio Initial Term Expires May 1, 2016	0.90%	0.40%	N/A	0.65%	0.80%	N/A

/s/HE
HE

Effective Date: May 1, 2016 in connection with the proposed merger of VY® DFA World Equity Portfolio into Voya Global Value Advantage Portfolio.

*	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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